UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2023

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139, Xinzhou 11th Street, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 82792111

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2023, TD Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”). Pursuant to the Purchase Agreement, the Company and the Investor agreed that the Company will issue and sell to the Investor and Investor will purchase from the Company a Convertible Promissory Note in the original principal amount of $3,320,000.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”).

The Note bears interest at a rate of ten percent (10%) per annum. The Note carries an original issue discount of $300,000.00. In addition, the Company agrees to pay $20,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities, all of which amount is included in the initial principal balance of the Note. The Company may prepay all or a portion of the Note at any time by paying 125% of the outstanding balance elected for pre-payment. The Investor has the right to redeem the Note at any time beginning on the date that is ninety (90) days from the date the purchase price is delivered, subject to the maximum monthly redemption amount of $375,000.00. Redemptions may be satisfied in cash, common stock or any combination of the foregoing at the Company’s election. The Company will not be entitled to elect a Redemption Conversion (as defined in the Note) with respect to any portion of any applicable redemption amount and is required to pay the redemption amount in cash, in the event there is an Equity Conditions Failure (as defined in the Note) and such failure is not waived in writing by the Investor. If the Company chooses to satisfy a redemption in common stock, such stock will be issued at 80% of the average of the lowest VWAP during the fifteen (15) trading days immediately preceding the redemption notice is delivered.

Upon the occurrence of an Event of Default (as defined in the Note), the Investor shall have the right to increase the balance of the Note by 15% for major defaults and 5% for minor defaults. In addition, the Note provides that upon occurrence of an Event of Default, the interest rate shall accrue on the outstanding balance at the rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law.

The Company is required to reserve 11,500,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Note (the “Share Reserve”), and is required add additional shares of Common Stock to the Share Reserve in increments of 1,000,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of shares of Common Stock obtained by dividing the Outstanding Balance (as defined in the Note) as of the date of the request by the Redemption Conversion Price (as defined in the Note). The Company is requested to further require the Transfer Agent (as defined in the Purchase Agreement) to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Redemption Notice under the Note. Finally, the Company is requested to require the Transfer Agent to issue shares of Common Stock pursuant to the Note to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent will only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

The offering of $1,500,000 of shares of the Company’s Common Stock in the Purchase Agreement is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-239757), which was filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2020, and declared effective by on August 4, 2020, as supplemented by the prospectus supplement dated March 13, 2022 related to this offering and filed with the SEC on March 13, 2023.

The foregoing descriptions of the Purchase Agreement and the Note are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by Item 2.03 is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

5.1	Legal Opinion of MagStone Law, LLP
10.1	Securities Purchase Agreement.
10.2	Convertible Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD Holdings, Inc.

Date: March 13, 2023	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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